Exhibit 10.6

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

This Confidentiality and Non-Solicitation Agreement (the “Agreement”) is made effective as of the 24th day of May, 2017 (the “Effective Date”), by and between First Federal Bank of Wisconsin, a federally chartered savings bank (the “Bank”) and David Rosenwald (the “Employee”).

WITNESSETH

WHEREAS, the Bank provides banking and financial services and products to commercial and residential customers throughout the greater Waukesha, Wisconsin area;

WHEREAS, the Employee is employed by the Bank on an at-will basis in a management and/or sales capacity;

WHEREAS, the Bank has provided or will provide Employee with access to certain confidential and proprietary information, including trade secrets, belonging to the Bank and its customers;

WHEREAS, the Bank has engaged Employee, among other reasons, to develop goodwill on behalf of the Bank and to establish, develop and enhance relationships with banking customers and prospective customers;

WHEREAS, the Bank has invested significantly in training and developing its workforce and in retaining competent personnel to accomplish its business objectives;

WHEREAS, the parties desire to enter into this Agreement for the protection of the Bank’s protectable business interests in its confidential and proprietary information, its business goodwill and customer relationships, and the training and investment in its personnel, without placing an unfair or unreasonable burden on Employee’s professional and/or vocational activities; and

WHEREAS, the parties acknowledge that the Bank has provided Employee with a change in control agreement in exchange for the Employee entering into this Agreement.

NOW THEREFORE, in consideration of the Employee and the Bank entering into a change in control agreement, the Bank’s willingness to disclose certain confidential and proprietary information to Employee, the Bank’s willingness to provide Employee with access to customers and prospective customers, the Bank’s investment in training and developing its personnel, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.          At-Will Employment. Employee acknowledges and agrees that the employment relationship is on at-will basis, and that either Employee or the Bank may terminate this relationship at any time for any lawful reason, with or without cause or prior notice.

2.          Warranties and Indemnities. Employee warrants that Employee is not a party or subject to any restrictive covenant, contract or other agreement limiting or otherwise adversely affecting Employee’s employment with the Bank. Employee agrees to indemnify and hold the Bank harmless from any and all suits, claims or damages arising from any such restrictive covenant, contract or other agreement. Employee agrees not to provide confidential or proprietary information belonging to any former employer or contractor to the Bank without the prior written consent of such employer or contractor.

3.          Confidential Information. As used in this Agreement, “Confidential Information” means information belonging to the Bank which is of value to the Bank in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Bank. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Bank. Confidential Information includes information developed by the Employee in the course of the Employee’s employment by the Bank, as well as other information to which the Employee may have access in connection with the Employee’s employment. Confidential Information also includes the confidential information of others with which the Bank has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain. The Employee understands and agrees that the Employee’s employment creates a relationship of confidence and trust between the Employee and the Bank with respect to all Confidential Information. At all times, both during the Employee’s employment with the Bank and after its termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Bank, except as may be necessary in the ordinary course of performing the Employee’s duties to the Bank.

4.          Return of Property and Information. Upon termination of the Employee’s employment for any reason, Employee shall immediately surrender or return to the Bank all Confidential Information, together with any other property belonging to the Bank, in Employee’s possession, custody or control.

5.          Non-Solicitation Restrictions. During Employee’s employment, and for a period of twelve (12) months following the termination of Employee’s employment for any reason and by any party, Employee hereby covenants and agrees that, he shall not, without the written consent of the Bank, either directly or indirectly (i) solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank, or any of their respective subsidiaries or affiliates, to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank, or any of their direct or indirect subsidiaries or affiliates or has headquarters or offices within twenty-five (25) miles of the locations in which the Bank has business operations or has filed an application for regulatory approval to establish an office, or (ii) solicit business from any customer of the Bank or their

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subsidiaries, divert or attempt to divert any business from the Bank or their subsidiaries, or induce, attempt to induce, or assist others in inducing or attempting to induce any agent, customer or supplier of the Bank or any other person or entity associated or doing business with the Bank (or proposing to become associated or to do business with the Bank) to terminate such person’s or entity’s relationship with the Bank (or to refrain from becoming associated with or doing business with the Bank) or in any other manner to interfere with the relationship between the Bank and any such person or entity.

6.          Consent to Reasonableness.         Employee specifically consents to, and hereby waives any defense concerning, the reasonableness of the above restrictions in each and every respect and agrees that such restrictions are necessary to protect the Bank’s good will, customer relationships, Employee relationships and Confidential Information.

7.          Remedies for Breach. Employee acknowledges and agrees that any actual or threatened breach of the foregoing provisions of this Agreement will cause irreparable harm to the Bank and that it may be difficult to determine or adequately compensate the Bank through monetary damages. Accordingly, Employee agrees that the Bank shall be entitled to obtain temporary, preliminary and/or permanent injunctive relief against such breach or threatened breach. Employee further agrees that the Bank shall also be entitled to recover reasonable costs and attorneys fees incurred by it to enforce this Agreement. Employee acknowledges that nothing contained herein shall be construed to prohibit or otherwise limit the Bank from pursuing any other remedies which may be available, including the recovery of damages from Employee.

8.          Extension of Restrictive Period. If Employee is deemed to have breached any of the foregoing restrictive covenants, Employee agrees that the restrictive periods set forth above shall be automatically extended by the period of such breach, measured from the date of the breach through the date of such determination.

9.          Survival of Obligations. Employee agrees that Employee’s obligations contained herein shall survive the termination of Employee’s employment with the Bank, whether such termination is voluntary or involuntary. Employee further acknowledges that any breach by the Bank of any contractual, statutory or other legal obligation to Employee shall not excuse or terminate Employee’s obligations hereunder or otherwise preclude the Bank from seeking relief pursuant to any provision of this Agreement.

10.         Severability. In executing this Agreement, the parties specifically intend to create reasonable and enforceable restrictive covenants. Should any particular paragraph, covenant or restriction included in this Agreement be held to be unreasonable or unenforceable for any reason, including without limitation the time period, geographical area, or scope of activity covered by a restrictive covenant, then it is the intention of the parties that the court exercise its discretion to enforce such covenant to whatever extent would be reasonable and enforceable. All remaining paragraphs, covenants and restrictions shall remain in full force and effect in accordance with the terms thereof.

11.         Effect and Modification. This Agreement comprises the entire agreement between the parties concerning the subject matter contained herein. No statement or promise, except as

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herein set forth, has been made with respect to the subject matter of this Agreement. No modification or amendment hereof shall be effective unless in writing and signed by the Bank.

12.         Waiver of Breach. The waiver by the parties, or either of them, of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No waiver shall be valid unless in writing and signed by the Bank or Employee, as appropriate.

13.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, including, without limitation, any person, partnership, corporation or other business entity which may acquire substantially all of the assets or business of the Bank or with or into which the Bank may be liquidated, consolidated, merged, or otherwise combined.

14.         Counterparts. This Agreement may be executed in several counterparts, including by facsimile, each of which when signed by the Bank and Employee shall constitute a duplicate original.

15.         Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin without regard to its choice of law rules. The venue for any dispute arising out of, or in any way relating to, this Agreement or Employee’s employment shall be in a state court located in Waukesha, Wisconsin or the federal district court responsible for Waukesha, Wisconsin. The parties consent to the venue and jurisdiction of any court, state or federal, within this provision.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date set forth beneath Employee’s signature below.

EMPLOYEE	FIRST FEDERAL BANK OF WISCONSIN

/s/ David Rosenwald	/s/ Edward H. Schaefer
Signature	Signature

May 24, 2017	President and CEO
Date	Title

May 24, 2017
Date

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